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                                                  Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                              -----------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                              -----------------

                           STIMSONITE CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                  36-3718658
     (State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                   Identification No.)

              7542 NORTH NATCHEZ AVENUE, NILES, ILLINOIS 60714
        (Address, Including Zip Code, of Principal Executive Offices)

               NONQUALIFIED STOCK OPTION AGREEMENT DATED AS OF
                  FEBRUARY 12, 1998 BETWEEN DONALD H. HAIDER
                         AND STIMSONITE CORPORATION
                          (Full Title of the Plan)

                             Thomas C. Ratchford
               Vice President-Finance, Chief Financial Officer,
                           Treasurer and Secretary
                          7542 North Natchez Avenue
                            Niles, Illinois  60714
                   (Name and Address of Agent for Service)

                                (847) 647-7717
        (Telephone Number, Including Area Code, of Agent For Service)

                       CALCULATION OF REGISTRATION FEE
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
                                     PROPOSED      PROPOSED
   TITLE OF                          MAXIMUM        MAXIMUM
 SECURITIES TO                       OFFERING      AGGREGATE       AMOUNT OF
      BE          AMOUNT TO BE      PRICE PER       OFFERING      REGISTRATION
   REGISTERED      REGISTERED         SHARE          PRICE            FEE
 --------------   ------------      ---------      ---------      ------------
 Common Stock,
 $.01 par value   10,000 shares      $5.38(1)      $53,800(1)          $16
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(1)  Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the exercise price of the options.
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                                       PART II


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by Stimsonite Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997; and

     (2) The description of the Company's common stock, $.01 par value, contained or incorporated by reference in the Company's Registration Statement on Form 8-A filed with the Commission on November 30, 1993, including any amendment or report filed for the purpose of updating that description.

     All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the Delaware General Corporation Law ("GCL"), the Company's Certificate of Incorporation, as amended (the "Certificate") provides that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability: (i) arising from payment of dividends or approval of a stock purchase in violation of Section 174 of the GCL; (ii) for any breach of the duty of loyalty to the Company or its stockholders; (iii) for acts or omissions not in good faith; or (iv) for any action from which the director derived an improper personal benefit. While the Certificate provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director's duty of care. Accordingly, the Certificate will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the Certificate described above apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and does not apply to officers of the Company who are not directors.

     In addition, the Company's By-Laws provide that the Company shall indemnify its officers and directors, and any employee who serves as an officer or director of any corporation at the Company's request, to the fullest extent permitted under and in accordance with the GCL. Under the GCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection

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with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     The Company has director and officer liability insurance under which each director and certain officers of the Company are insured against certain liabilities.

ITEM 8.   EXHIBITS.

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
      4.1 Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (Commission File No. 0-22978) (the "1993 10-K").

      4.2 By-laws of the Company, as amended to date, incorporated by reference to Exhibit 3.2 to the 1993 10-K.

      4.3 Registration Rights Agreement, dated as of October 19, 1993, among the Company, Quad-C Partners, L.P., Quad-C Partners C.V. and Commonwealth Investors, L.P., incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, as amended (Commission File No. 33-70633).

      4.4 Non-qualified Stock Option Agreement, dated as of February 13, 1998, between Donald H. Haider and the Company.

      5 Opinion of Jones, Day, Reavis & Pogue as to the validity of the securities registered hereunder.

     23.1 Consent of Jones, Day, Reavis & Pogue (set forth in their opinion filed as Exhibit 5 to this Registration Statement).

     23.2 Consent of Coopers & Lybrand L.L.P.

     24   Powers of Attorney.

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ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niles, State of Illinois, on this 8th day of April, 1998.

                              STIMSONITE CORPORATION


                              By: /s/ THOMAS C. RATCHFORD
                                  --------------------------------------------
                                  Thomas C. Ratchford
                                  Vice President - Finance, Chief Financial
                                  Officer, Treasurer and Secretary

                                   II-5
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     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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       SIGNATURE              TITLE                              DATE
       ---------              -----                              ----
/s/ ROBERT E. STUTZ           President and Chief                April 8, 1998
------------------------      Executive Officer (Principal
Robert E. Stutz               Executive Officer); Director

/s/ THOMAS C. RATCHFORD       Vice President - Finance,          April 8, 1998
------------------------      Chief Financial Officer,
Thomas C. Ratchford           Treasurer and Secretary
                              (Principal Financial and
                              Accounting Officer)

            *                 Director
-----------------------
Terrence D. Daniels

            *                 Director
-----------------------
Lawrence S. Eagleburger

            *                 Chairman of the Board
-----------------------       and Director
Donald H. Haider

            *                 Director
-----------------------
Edward T. Harvey, Jr.

            *                 Director
-----------------------
Anthony R. Ignaczak

            *                 Director
-----------------------
Richard J.M. Poulson

            *                 Director
-----------------------
Jay R. Taylor


* This registration statement has been signed on behalf of the above-named directors of the Company by Thomas C. Ratchford, Vice President - Finance, Chief Financial Officer, Treasurer and Secretary of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.


DATED:  April 8, 1998         By:          /s/ THOMAS C. RATCHFORD
                                  --------------------------------------------
                                      Thomas C. Ratchford, Attorney-in-Fact

                                   II-6
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                                EXHIBIT INDEX

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 Exhibit
 Number                     Exhibit Description
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

 4.1 Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (Commission File No. 0-22978) (the "1993 10-K").

 4.2 By-laws of the Company, as amended to date, incorporated by reference to Exhibit 3.2 to the 1993 10-K.

 4.3         Registration Rights Agreement, dated as of
             October 19, 1993, among the Company, Quad-C
             Partners, L.P., Quad-C Partners C.V. and
             Commonwealth Investors, L.P., incorporated by reference to Exhibit 4.1 to the Company's
             Registration Statement on Form S-1, as amended
             (Commission File No. 33-70633).

 4.4 Non-qualified Stock Option Agreement, dated as of February 13, 1998, between Donald H. Haider and the Company.

 5 Opinion of Jones, Day, Reavis & Pogue as to the validity of the securities registered hereunder.

 23.1 Consent of Jones, Day, Reavis & Pogue (set forth in their opinion filed as Exhibit 5 to this Registration Statement).

 23.2        Consent of Coopers & Lybrand L.L.P.

 24          Powers of Attorney.

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